UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF

1934 (AMENDMENT NO.     )

Filed by the registrant [X]

Filed by a party other than the registrant [    ]

Check the appropriate box:

[    ] Preliminary proxy statement                 [    ] Confidential, for use of the Commission

only (as permitted by Rule 14a-6 (e) (2)).

[    ] Definitive proxy statement

[X] Definitive additional materials

[    ] Soliciting material pursuant to Rule 14a-12

SPARTON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1.	(a) Title of each class of securities to which transaction applies:

N/A

2.	(b) Aggregate number of securities to which transactions applies:

N/A

3.	(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4.	(d) Proposed maximum aggregate value of transaction:

N/A

(e)	Total fee paid:

N/A

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

5.	(a) Amount Previously Paid:

N/A

6.	(b) Form, Schedule or Registration Statement No.:

N/A

7.	(c) Filing Party:

N/A

8.	(d) Date Filed:

N/A

Analyst Contact:	Greg Slome Sparton Corporation Email: gslome@sparton.com Office: (847) 762-5812

Media Contact:	Mike Osborne Sparton Corporation Email: mosborne@sparton.com Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau Institutional Marketing Services Email: jnesbett@institutionalms.com Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Proposes Corporate Governance Changes to Advance Shareholder Relationships

SCHAUMBURG, Illinois – October 19, 2010 – Sparton Corporation (NYSE: SPA), a supplier of complex and reliable electronic and electro-mechanical products, sub-assemblies and related services to the highly regulated Medical, Defense & Security, and Aerospace markets announces that on October 27th, 2010 it will conduct its fiscal 2010 Annual Meeting of Shareholders at 425 N. Martingale Road, Schaumburg, Illinois at 10:00 a.m. local time. Cary Wood, President & CEO will discuss Sparton’s fiscal 2010 results and Sparton’s business strategy moving forward. There will also be a question and answer period at the end of the annual meeting. Following the annual meeting, the presentation will be available at Sparton’s website, www.sparton.com.

As described in its recent proxy statement, Sparton has proposed significant changes to its corporate governance, with proposals 3 and 4 introducing proposed changes to the Company’s Articles of Incorporation and Amended and Restated Code of Regulations. Among such proposed changes are:

-	The declassification of the board of directors that would require all directors stand for re-election at each annual meeting; and

-	A majority-vote threshold in uncontested election of directors, with a plurality vote standard in contested elections.

ISS Proxy Advisor Services, Glass Lewis & Company, and Proxy Governance, Inc., leading proxy advisory service firms, have recommended a FOR vote in favor of all proposals as the planned changes will advance shareholder rights.

Cary Wood, President & CEO commented, “Sparton’s management team and Board of Directors have been working towards enacting corporate governance changes that are in keeping with the contemporary business environment. We anticipate that these proposed actions, endorsed by the leading proxy advisors firms and our largest shareholders, will receive more than the necessary votes required for approval and will take effect immediately upon conclusion of the annual meeting of shareholders on October 27th.”

“Through our investor relations initiative, we have met with the majority of our shareholders over the past two years and we believe that the proposed corporate governance changes are in-line with their overall expectations of furthering Sparton’s corporate governance objectives. At the upcoming annual meeting, we look forward to reviewing the events of Fiscal 2010, including Sparton’s return to profitability, the results of the on-going turnaround and the Company’s shift in focus to profitable growth,” Mr. Wood concluded.

The proxy statement, annual report, and the annual meeting of shareholders agenda can be accessed at Sparton’s website at http://sparton.com/sparton-investor-relations.html. The proxy advisory service analysis and recommendations may be accessed via subscription through each advisory firm’s website.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 111th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, and field service. The primary markets served are in the Medical Device, Defense & Security Systems, and Electronic Manufacturing Services industries. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. Sparton’s website may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

# # #